UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2026
Equitable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
1345 Avenue of the Americas, New York, New York                     10105
(Address of principal executive offices) (Zip Code)
(212) 554-1234
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Retirement of Seth Bernstein as Chief Executive Officer of AllianceBernstein and Head of Asset Management of Equitable Holdings, Inc.

On September 25, 2026, AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (together with ABLP, “AB”) announced that Seth Bernstein will retire as Chief Executive Officer of AB, effective March 31, 2027 (the “Retirement Date”). In connection with his retirement from AB, Mr. Bernstein will step down as Head of Asset Management of Equitable Holdings, Inc. (“EQH” or the “Company”). Following his retirement, Mr. Bernstein will continue to serve on the Board of Directors of AB’s general partner, which also acts as AB’s Board of Directors (the “AB Board of Directors”).

In connection with Mr. Bernstein’s retirement, ABLP and Mr. Bernstein entered into a retirement agreement (the “Retirement Agreement”) providing that, in consideration of Mr. Bernstein’s continuation of employment through March 31, 2027, Mr. Bernstein, in addition to continuing to receive his current salary and benefits, is entitled to an appreciation grant of restricted AB Holding Unit Awards awarded through the AB 2017 Long Term Incentive Plan (or the successor plan thereto) with a total grant date fair value of $2.5 million and a three-year annual vesting to be issued on or about the Retirement Date. Further, Mr. Bernstein will receive a 2026 EQH Long Term Incentive Plan award of $1.0 million to be issued in the second quarter of 2027. Provided Mr. Bernstein complies with the terms of the Retirement Agreement, including compliance with customary restrictive covenants and assistance with AB’s leadership transition, he is entitled to 26 weeks of salary continuation following his Retirement Date in the total gross amount of $325,000. He will also receive various transition support services and continued participation in certain AB benefit plans.

Appointment of Onur Erzan as President and Chief Executive Officer of AllianceBernstein

In conjunction with Mr. Bernstein’s retirement, on September 25, 2026, AB announced the appointment of Onur Erzan, age [50], as Chief Executive Officer & President of AB, effective April 1, 2027. Mr. Erzan has been serving as a member of EQH's Management Committee and as AB’s President since January 2026, prior to which he served as AB's Head of the Global Client Group and Private Wealth since 2022 and assumed responsibility and oversight of Global Private Alternatives in Fall 2025. He has been employed by AB since 2021. Prior to joining AB, Mr. Erzan spent 20 years with McKinsey & Company, most recently as a Senior Partner and co-leader of its Wealth & Asset Management practice. Further, he remains a member of the EQH Management Committee and serves as Chair of the AB Operating Committee. Mr. Erzan will be also appointed to the AB Board of Directors effective April 1, 2027.

In connection with Mr. Erzan’s appointment as President and CEO, ABLP and Mr. Erzan entered into an offer letter (the “Offer Letter”), providing that Mr. Erzan is entitled to compensation consisting of a base salary of $650,000, effective January 1, 2027, with a total compensation target, as determined by the Compensation Committee of the AB Board of Directors, for fiscal year 2027 of $13.5 million , which consists of the following: (a) base salary of $650,000, less required withholdings (b) a cash bonus of $5.8 million, (c) the annual amortized value of Mr. Erzan’s 2025 restricted AB Holding Unit award (the “2025 Award”), valued at $1.25 million, (d) an AB Incentive Compensation Award Program (“ICAP”) award of AB Units valued at $3.45 million, generally made in mid December 2027, and (e) an award of EQH equity valued at $2.35 million. Further, following vesting of the 2025 Award on December 1, 2028, based on assessed performance, Mr. Erzan’s 2029 ICAP award, comprised of AB Units, will be adjusted up by $1.25 million to represent the annual amortized value of the 2025 Award. Mr. Erzan will remain eligible for benefits consistent with those he currently receives. In the event of termination of Mr. Erzan’s employment by AB for any reason other than Cause (as defined in the Offer Letter) or Mr. Erzan’s resignation for Good Reason (as defined in the Offer Letter), Mr. Erzan is entitled to: (a) severance equal to 1.5 times his annual base salary and annual bonus in effect at the time of termination, (b) monthly payments equal to the cost of COBRA coverage for 18 months (on an after tax basis), (c) any earned but unpaid bonus from the year prior to termination, to be paid when bonus payments are made to other senior executives for such year, and (d) continued vesting of outstanding unvested equity awards pursuant to the terms and conditions of his ICAP and other award agreement(s). As a condition to the severance noted above, Mr. Erzan would be subject to a six-month non-competition provision and a twelve-month non-solicitation provision with respect to customers and employees of AB following the date of termination of Mr. Erzan’s employment.

There is no arrangement or understanding between Mr. Erzan and any other person pursuant to which Mr. Erzan was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Erzan and any of AB’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Erzan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On September 23, 2026, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 10, 2026 (the “Definitive Proxy Statement”). The final voting results are as follows:
Proposal 1: The Company’s stockholders elected the nine director nominees named in the Definitive Proxy Statement to serve until the 2027 annual meeting or until their successors are elected or have been qualified. The voting results are set forth below:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Joan Lamm-Tennant	234,195,585	3,678,931	449,040	11,133,336
Douglas Dachille	237,712,157	164,655	446,744	11,133,336
Francis Hondal	237,685,071	191,428	447,057	11,133,336
Arlene Isaacs-Lowe	237,076,387	750,002	497,167	11,133,336
Daniel G. Kaye	235,038,122	2,837,483	447,951	11,133,336
Craig MacKay	237,605,111	264,769	453,676	11,133,336
Mark Pearson	237,655,772	216,539	451,245	11,133,336
George Stansfield	236,286,727	1,588,598	448,231	11,133,336
Charles G.T. Stonehill	237,738,755	136,706	448,095	11,133,336
Proposal 2: The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
241,391,012	7,850,494	215,386	0
Proposal 3: The Company’s stockholders approved an advisory resolution approving the compensation of the Company’s named executive officers. The voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
235,558,213	2,522,497	242,846	11,133,336

Item 9.01    Financial Statements and Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: September 25, 2026	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Deputy General Counsel